FOR IMMEDIATE RELEASE

Corebridge Financial Announces Fourth Quarter and
Full Year 2023 Results

Fourth Quarter
•Premiums and deposits1 of $10.5 billion, a 20% increase over the prior year quarter
•Base spread income2 of $987 million, a 21% increase over the prior year quarter
•Base yield2 rose 45 basis points over the prior year quarter
•Net loss of $1.3 billion, or $2.07 per share
•Adjusted after-tax operating income1 of $661 million and operating EPS1 of $1.04 per share
•Returned $1.1 billion to shareholders, including $252 million of share repurchases and $876 million of quarterly and special dividends

Full Year
•Premiums and deposits of $39.9 billion, a 26% increase over the prior year
•Base spread income of $3.7 billion, a 30% increase over the prior year
•Base yield improved 61 basis points over the prior year
•Net income of $1.1 billion, or $1.71 per share
•Adjusted after-tax operating income of $2.6 billion and operating EPS of $4.10 per share
•Insurance companies distributed $2.0 billion in 2023 while maintaining Life Fleet RBC Ratio2 above 400%
•Returned $2.2 billion to shareholders resulting in an 84% payout ratio

HOUSTON – February 15, 2024 – Corebridge Financial, Inc. ("Corebridge" or the "Company") (NYSE: CRBG) today reported financial results for the fourth quarter and full year ended December 31, 2023.

Kevin Hogan, President and Chief Executive Officer of Corebridge, said, “Corebridge reported full year adjusted after-tax operating income of $2.6 billion, a 12% increase, executing on our strategic and operational priorities while capitalizing on market opportunities. We increased annual sales across our diversified portfolio of spread-based products by 60% and total company premiums and deposits by 26% year over year. We also grew general account assets by 5% to $220 billion, and improved base spread income by 30% in 2023, contributing to healthy margins across our high-quality businesses.

“Corebridge maintains a robust financial position and continues to generate consistent cash flows, supporting a strong balance sheet and meaningful capital return. Over the last five years, our insurance companies have distributed over $2 billion per year while maintaining a Life Fleet RBC Ratio over 400%, demonstrating the resilience of our business franchise through market cycles. Additionally, we returned $2.2 billion of capital to shareholders in 2023 with $1.1 billion in the fourth quarter alone.

“Corebridge is positioned for continued success in 2024, supported by our diversified business model, broad distribution platform, disciplined risk management, strategic investment partnerships and financial flexibility. We
1 This release refers to financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their most directly comparable GAAP measures can be found in "Non-GAAP Financial Measures" below
2 This release refers to key operating metrics and key terms. Information about these metrics and terms can be found in "Key Operating Metrics and Key Terms" below

FOR IMMEDIATE RELEASE
remain focused on creating long-term value for shareholders, evidenced by the announced sales of our international operations, and are confident in our ability to deliver attractive levels of capital return. We will continue to look across our portfolio to allocate resources where the available risk-adjusted returns are highest and where customer needs are greatest.“

CONSOLIDATED RESULTS

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in millions, except per share data)	2023	2022	2023	2022
Net income (loss) attributable to common shareholders	$(1,309)	$(207)	$1,104	$8,159
Income (loss) per common share attributable to common shareholders	$(2.07)	$(0.32)	$1.71	$12.60
Weighted average shares outstanding - diluted	633.0	648.7	645.2	647.4
Adjusted after-tax operating income	$661	$610	$2,647	$2,371
Operating EPS	$1.04	$0.93	$4.10	$3.66
Weighted average shares outstanding - operating	635.3	653.1	645.2	647.4
Book value per common share	$18.93	$14.54	$18.93	$14.54
Adjusted book value per common share[1]	$36.82	$36.34	$36.82	$36.34
Total common shares outstanding	621.7	645.0	621.7	645.0
Pre-tax income (loss)	$(1,763)	$(307)	$940	$10,491
Adjusted pre-tax operating income[1]	$820	$704	$3,193	$2,854
Premiums and deposits	$10,472	$8,694	$39,887	$31,623
Net investment income	$3,012	$2,555	$11,078	$9,576
Net investment income (APTOI basis)[1]	$2,568	$2,307	$9,839	$8,758
Base portfolio income[2] - insurance operating businesses	$2,564	$2,200	$9,607	$7,884
Variable investment income[2] - insurance operating businesses	$4	$23	$165	$442
Corporate and other[3]	$—	$84	$67	$432

Return on average equity	(52.0%)	(9.2%)	10.7%	52.6%
Adjusted return on average equity[1]	11.2%	10.4%	11.3%	10.4%

Fourth Quarter
Net loss was $1.3 billion, compared to $207 million in the prior year quarter. The change largely was driven by realized losses recorded for the Fortitude Re funds withheld embedded derivative, partially offset by higher net investment income.

Adjusted pre-tax operating income ("APTOI") was $820 million, a 16% increase over the prior year quarter due to higher net investment income, partially offset by lower variable investment income. Excluding variable investment
3 Includes consolidations and eliminations

FOR IMMEDIATE RELEASE
income, APTOI grew 20% over the same period, primarily the result of higher base spread income and expense efficiencies, partially offset by lower underwriting margin.

Premiums and deposits were $10.5 billion, a 20% increase over the prior year quarter. Excluding transactional activity (i.e., pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions), premiums and deposits grew 21% over the same period. These results mainly reflect higher fixed annuity and fixed index annuity deposits, partially offset by lower variable annuity deposits in Individual Retirement and Group Retirement.

Net investment income was $3.0 billion, an 18% increase over the prior year quarter, and net investment income on an APTOI basis was $2.6 billion, an 11% increase over the same period. This improvement was due in large part to higher base portfolio income, which grew $364 million, or 17%, over the prior year quarter. This increase in net investment income was partially offset by variable investment income which declined $19 million, or 83%, over the same period.

Full Year
Net income was $1.1 billion, compared to $8.2 billion in the prior year. The change largely was driven by realized losses recorded for the Fortitude Re funds withheld embedded derivative, partially offset by higher net investment income and changes in the fair value of market risk benefits.

APTOI was $3.2 billion, a 12% increase over the prior year due to higher net investment income, partially offset by lower variable investment income. Excluding variable investment income, APTOI grew 26% over the same period, the result of higher base spread income and expense efficiencies, partially offset by lower fee income and higher interest expense on financial debt arising from the Company's new capital structure.

Premiums and deposits were $39.9 billion, a 26% increase over the prior year. Excluding transactional activity, premiums and deposits grew 14% over the same period. These results mainly reflect higher fixed annuity and fixed index annuity deposits, partially offset by lower variable annuity deposits in Individual Retirement and Group Retirement.

Net investment income was $11.1 billion, a 16% increase over the prior year, and net investment income on an APTOI basis was $9.8 billion, a 12% increase over the same period. This improvement was due in large part to higher base portfolio income, which grew $1.7 billion, or 22%, over the prior year. This increase in net investment income was partially offset by variable investment income which declined $277 million, or 63%, over the same period.

CAPITAL AND LIQUIDITY HIGHLIGHTS

•Holding company liquidity of $1.6 billion as of December 31, 2023, exceeding the next 12-month needs
•Financial leverage ratio of 28.3%
•Life Fleet RBC Ratio remains above 400%
•Returned $1.1 billion to shareholders in the fourth quarter comprised of $252 million of share repurchases, $145 million of dividends and a $731 million special dividend
•Returned $2.2 billion to shareholders in 2023 comprised of $498 million of share repurchases, $589 million of dividends and $1.1 billion in special dividends
•Declared quarterly dividend of $0.23 per share of common stock on February 14, 2024, payable on March 29, 2024, to shareholders of record at the close of business on March 15, 2024

FOR IMMEDIATE RELEASE
BUSINESS RESULTS

Individual Retirement	Three Months Ended December 31,
($ in millions)	2023	2022
Premiums and deposits	$5,282	$3,827
Spread income	$715	$574
Base spread income	$704	$552
Variable investment income	$11	$22
Fee income[2]	$288	$283
Adjusted pre-tax operating income	$628	$465

•Premiums and deposits increased $1.5 billion, or 38%, over the prior year quarter driven by growth of fixed annuity and fixed index annuity deposits, partially offset by lower variable annuity deposits. Net flows increased $562 million, or 268%, over the fourth quarter of 2022 primarily from strong fixed annuity flows
•Base net investment spread2 of 2.51% for the fourth quarter of 2023 expanded 37 basis points over the prior year quarter and 4 basis points over the sequential quarter
•APTOI increased $163 million, or 35%, over the prior year quarter primarily due to higher base spread income and reduced expenses

Group Retirement	Three Months Ended December 31,
($ in millions)	2023	2022
Premiums and deposits	$2,083	$2,243
Spread income	$193	$210
Base spread income	$189	$209
Variable investment income	$4	$1
Fee income	$181	$169
Adjusted pre-tax operating income	$179	$172

•Premiums and deposits decreased $160 million, or 7%, from the prior year quarter due to lower plan acquisitions and out-of-plan variable annuity deposits, partially offset by higher out-of-plan fixed annuity and fixed index annuity deposits
•Base net investment spread of 1.44% for the fourth quarter of 2023 compressed 15 basis points from the prior year quarter and 8 basis points from the sequential quarter
•APTOI increased $7 million, or 4%, over the prior year quarter primarily due to higher fee income and reduced expenses, partially offset by lower base spread income

FOR IMMEDIATE RELEASE

Life Insurance	Three Months Ended December 31,
($ in millions)	2023	2022
Premiums and deposits	$1,103	$1,073
Underwriting margin[2]	$341	$430
Underwriting margin excluding variable investment income	$343	$425
Variable investment income	$(2)	$5
Adjusted pre-tax operating income	$79	$142

•APTOI decreased $63 million, or 44%, primarily due to unfavorable Universal Life mortality arising from a higher frequency of smaller claims as well as net non-recurring items which favorably impacted results in the prior year quarter
•Universal Life full year mortality experience was in line with expectations
•Sale of Laya Healthcare closed on October 31, 2023 for gross proceeds of $731 million

Institutional Markets	Three Months Ended December 31,
($ in millions)	2023	2022
Premiums and deposits	$2,004	$1,551
Spread income	$86	$51
Base spread income	$94	$57
Variable investment income	$(8)	$(6)
Fee income	$16	$16
Underwriting margin	$20	$17
Underwriting margin excluding variable investment income	$21	$17
Variable investment income	$(1)	$—
Adjusted pre-tax operating income	$93	$60

•Premiums and deposits increased $453 million, or 29%, over the prior year quarter driven by higher pension risk transfer transactions, which were $1.9 billion for the fourth quarter of 2023 compared to $1.3 billion for the fourth quarter of 2022
•APTOI increased $33 million, or 55%, over the prior year quarter primarily due to higher base spread income

FOR IMMEDIATE RELEASE

Corporate and Other	Three Months Ended December 31,
($ in millions)	2023	2022
Corporate expenses	$(36)	$(46)
Interest on financial debt	$(107)	$(103)
Asset management	$—	$15
Consolidated investment entities	$(2)	$2
Other	$(14)	$(3)
Adjusted pre-tax operating income (loss)	$(159)	$(135)

•APTOI decreased $24 million from the prior year quarter primarily due to non-recurring gains on the sale of legacy investments which favorably impacted results in 4Q22, partially offset by lower expenses in 4Q23

CONFERENCE CALL

Corebridge will host a conference call on Thursday, February 15, 2024, at 8:30 a.m. EST to review these results. The call is open to the public and can be accessed via a live listen-only webcast in the Investors section of corebridgefinancial.com. A replay will be available after the call at the same location.

Supplemental financial data and our investor presentation are available in the Investors section of corebridgefinancial.com.

# # #

About Corebridge Financial

Corebridge Financial, Inc. makes it possible for more people to take action in their financial lives. With more than $380 billion in assets under management and administration as of December 31, 2023, Corebridge Financial is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures. For more information, visit corebridgefinancial.com and follow us on LinkedIn and YouTube. These references with additional information about Corebridge have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contacts
Işıl Müderrisoğlu (Investors): investorrelations@corebridgefinancial.com
Matt Ward (Media): media.contact@corebridgefinancial.com

# # #

In the discussion below, “we,” “us” and “our” refer to Corebridge and its consolidated subsidiaries, unless the context refers solely to Corebridge as a corporate entity.

FOR IMMEDIATE RELEASE
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this press release and other publicly available documents may include statements of historical or present fact, which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Also, forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Corebridge. There can be no assurance that future developments affecting Corebridge will be those anticipated by management.

Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected or implied in such forward-looking statements, including, among others, risks related to:

•changes in interest rates and changes to credit spreads, the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, pressures on the real estate market, uncertainty regarding a potential U.S. federal government shutdown, and geopolitical tensions, including the ongoing armed conflicts between Ukraine and Russia and in the Middle East;
•unpredictability of the amount and timing of insurance liability claims;
•uncertainty and unpredictability related to our reinsurance agreements with Fortitude Reinsurance Company Ltd and its performance of its obligations under these agreements;
•our investment portfolio and concentration of investments, including risks related to realization of gross unrealized losses on fixed maturity securities and changes in investment valuations;
•liquidity, capital and credit, including risks related to our ability to access funds from our subsidiaries, our ability to obtain financing on favorable terms or at all, our ability to incur indebtedness, our potential inability to refinance all or a portion of our existing indebtedness, the illiquidity of some of our investments, a downgrade in the insurer financial strength ratings of our insurance company subsidiaries or our credit ratings, and non-performance by counterparties;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf, the availability of our critical technology systems, our risk management policies becoming ineffective, significant legal, governmental or regulatory proceedings, or our business strategy becoming ineffective;
•our ability to compete effectively in a heavily regulated industry, in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•estimates and assumptions, including risks related to estimates or assumptions used in the preparation of our financial statements differing materially from actual experience, the effectiveness of our productivity improvement initiatives and impairments of goodwill;
•the intense competition we face in each of our business lines and the technological changes, including the use of artificial intelligence, that may present new and intensified challenges to our business;
•our inability to attract and retain key employees and highly skilled people needed to support our business;
•our arrangements with Blackstone ISG-1 Advisors L.L.C (“Blackstone IM”), BlackRock Financial Management, Inc. or any other asset manager we retain, including their historical performance not being indicative of the future results of our investment portfolio and the exclusivity of certain arrangements with Blackstone IM;

FOR IMMEDIATE RELEASE
•our separation from AIG, including risks related to the replacement or replication of functions and the loss of benefits from AIG’s global contracts, our inability to file a single U.S. consolidated income federal income tax return for a five-year period, challenges related to being a public company and limitations on our ability to use deferred tax assets to offset future taxable income; and
•other factors discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 (which will be filed with the Securities and Exchange Commission (“SEC”)) as well as our Quarterly Reports on Form 10-Q.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the SEC.

NON-GAAP FINANCIAL MEASURES

Throughout this release, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are ‘‘non-GAAP financial measures’’ under SEC rules and regulations. We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly named measures reported by other companies.

Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income from operations before income tax. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.

APTOI excludes the impact of the following items:

FORTITUDE RE RELATED ADJUSTMENTS:

The modco reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

The ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

INVESTMENT RELATED ADJUSTMENTS:

APTOI excludes “Net realized gains (losses)”, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate

FOR IMMEDIATE RELEASE
investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities or are recognized as embedded derivatives at fair value are also included in Net realized gains (losses) and are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

MARKET RISK BENEFIT ADJUSTMENTS ("MRBs"):

Certain of our variable annuity, fixed annuity and fixed index annuity contracts contain guaranteed minimum withdrawal benefits (“GMWBs”) and/or guaranteed minimum death benefits (“GMDBs”) which are accounted for as MRBs. Changes in the fair value of these MRBs (excluding changes related to our own credit risk), including certain rider fees attributed to the MRBs, along with changes in the fair value of derivatives used to hedge MRBs are recorded through “Change in the fair value of MRBs, net” and are excluded from APTOI.

Changes in the fair value of securities used to economically hedge MRBs are excluded from APTOI.

OTHER ADJUSTMENTS:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

•restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•separation costs;
•non-operating litigation reserves and settlements;
•loss (gain) on extinguishment of debt, if any;
•losses from the impairment of goodwill, if any; and
•income and loss from divested or run-off business, if any.

Adjusted after-tax operating income attributable to our common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to us:

•reclassifications of disproportionate tax effects from AOCI, changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•deferred income tax valuation allowance releases and charges.

Adjusted Book Value is derived by excluding AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-

FOR IMMEDIATE RELEASE
performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Book Value per Common Share is computed as adjusted book value divided by total common shares outstanding.

Adjusted Return on Average Equity (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book Value and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted revenues exclude Net realized gains (losses) except for gains (losses) related to the disposition of real estate investments, income from non-operating litigation settlements (included in Other income for GAAP purposes) and changes in fair value of securities used to hedge guaranteed living benefits (included in Net investment income for GAAP purposes).

Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income.

Normalized distributions are defined as dividends paid by the Life Fleet subsidiaries as well as the international insurance subsidiaries, less non-recurring dividends, plus dividend capacity that would have been available to Corebridge absent strategies that resulted in utilization of tax attributes. We believe that presenting normalized distributions is useful in understanding a significant component of our liquidity as a stand-alone company.

Operating Earnings per Common Share ("Operating EPS") is derived by dividing AATOI by weighted average diluted shares.

Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts and GICs. We believe the measure of premiums and deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.

Assets Under Management and Administration

•Assets Under Management ("AUM") include assets in the general and separate accounts of our subsidiaries that support liabilities and surplus related to our life and annuity insurance products.
•Assets Under Administration ("AUA") include Group Retirement mutual fund assets and other third-party assets that we sell or administer and the notional value of Stable Value Wrap ("SVW") contracts.
•Assets Under Management and Administration ("AUMA") is the cumulative amount of AUM and AUA.

KEY OPERATING METRICS AND KEY TERMS

Base net investment spread means base yield less cost of funds, excluding the amortization of deferred sales inducement assets.

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Base spread income means base portfolio income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducement assets.

Base yield means the returns from base portfolio income including accretion and impacts from holding cash and short-term investments.

Cost of funds means the interest credited to policyholders excluding the amortization of deferred sales inducement assets.

Fee and Spread Income and Underwriting Margin

•Fee income is defined as policy fees plus advisory fees plus other fee income. For our Institutional Markets segment, its SVW products generate fee income.
•Spread income is defined as net investment income less interest credited to policyholder account balances, exclusive of amortization of deferred sales inducement assets. Spread income is comprised of both base spread income and variable investment income. For our Institutional Markets segment, its structured settlements, PRT and GIC products generate spread income, which includes premiums, net investment income, less interest credited and policyholder benefits and excludes the annual assumption update.
•Underwriting margin for our Life Insurance segment includes premiums, policy fees, other income, net investment income, less interest credited to policyholder account balances and policyholder benefits and excludes the annual assumption update. For our Institutional Markets segment, its Corporate Markets products generate underwriting margin, which includes premiums, net investment income, policy and advisory fee income, less interest credited and policyholder benefits and excludes the annual assumption update.

Financial leverage ratio means the ratio of financial debt to the sum of financial debt plus Adjusted Book Value plus non-redeemable noncontrolling interests.

Life Fleet RBC Ratio

•Life Fleet means American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York (“USL”) and The Variable Annuity Life Insurance Company (“VALIC”).
•Life Fleet RBC Ratio is the risk-based capital (“RBC”) ratio for the Life Fleet. RBC ratios are quoted using the Company Action Level.

Net Investment Income

•Base portfolio income includes interest, dividends and foreclosed real estate income, net of investment expenses and non-qualifying (economic) hedges.
•Variable investment income includes call and tender income, commercial mortgage loan prepayments, changes in market value of investments accounted for under the fair value option, interest received on defaulted investments (other than foreclosed real estate), income from alternative investments, affordable housing investments and other miscellaneous investment income, including income of certain partnership entities that are required to be consolidated. Alternative investments include private equity funds which are generally reported on a one-quarter lag.

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RECONCILIATIONS

The following tables present a reconciliation of pre-tax income (loss)/net income (loss) attributable to Corebridge to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) attributable to Corebridge:

Three Months Ended December 31,	2023				2022
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income/net income, including noncontrolling interests	$(1,763)	$(432)	$—	$(1,331)	$(307)	$(139)	$—	$(168)
Noncontrolling interests	—	—	22	22	—	—	(39)	(39)
Pre-tax income/net income attributable to Corebridge	(1,763)	(432)	22	(1,309)	(307)	(139)	(39)	(207)
Fortitude Re related items
Net investment income on Fortitude Re funds withheld assets	(471)	(91)	—	(380)	(274)	(57)	—	(217)
Net realized (gains) losses on Fortitude Re funds withheld assets	(114)	(27)	—	(87)	125	26	—	99
Net realized losses on Fortitude Re funds withheld embedded derivative	1,911	408	—	1,503	347	69	—	278
Subtotal Fortitude Re related items	1,326	290	—	1,036	198	38	—	160
Other reconciling Items:
Reclassification of disproportionate tax effects from AOCI and other tax adjustments	—	15	—	(15)	—	5	—	(5)
Deferred income tax valuation allowance (releases) charges	—	(17)	—	17	—	(6)	—	6
Change in fair value of market risk benefits, net	478	101	—	377	(245)	(50)	—	(195)
Changes in fair value of securities used to hedge guaranteed living benefits	5	1	—	4	(1)	—	—	(1)
Changes in benefit reserves related to net realized gains (losses)	—	—	—	—	(4)	(1)	—	(3)
Net realized (gains) losses(1)	1,253	268	—	985	1,019	214	—	805
Non-operating litigation reserves and settlements	—	—	—	—	—	—	—	—
Separation costs	59	12	—	47	54	26	—	28
Restructuring and other costs	60	12	—	48	22	5	—	17
Non-recurring costs related to regulatory or accounting changes	1	—	—	1	7	2	—	5
Net (gain) loss on divestiture	(621)	(91)	—	(530)	—	—	—	—
Pension expense - non operating	—	—	—	—	—	—	—	—
Noncontrolling interests	22	—	(22)	—	(39)	—	39	—
Subtotal: Non-Fortitude Re reconciling items	1,257	301	(22)	934	813	195	39	657
Total adjustments	2,583	591	(22)	1,970	1,011	233	39	817
Adjusted pre-tax operating income (loss)/Adjusted after-tax operating income (loss) attributable to Corebridge common shareholders	$820	$159	$—	$661	$704	$94	$—	$610

FOR IMMEDIATE RELEASE

Twelve Months Ended December 31,	2023				2022
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income/net income, including noncontrolling interests	$940	$(96)	$—	$1,036	$10,491	$2,012	$—	$8,479
Noncontrolling interests	—	—	68	68	—	—	(320)	(320)
Pre-tax income/net income attributable to Corebridge	940	(96)	68	1,104	10,491	2,012	(320)	8,159
Fortitude Re related items
Net investment income on Fortitude Re funds withheld assets	(1,368)	(291)	—	(1,077)	(891)	(187)	—	(704)
Net realized (gains) losses on Fortitude Re funds withheld assets	224	48	—	176	397	83	—	314
Net realized losses on Fortitude Re funds withheld embedded derivative	1,734	369	—	1,365	(6,347)	(1,370)	—	(4,977)
Subtotal Fortitude Re related items	590	126	—	464	(6,841)	(1,474)	—	(5,367)
Other reconciling Items:
Reclassification of disproportionate tax effects from AOCI and other tax adjustments	—	89	—	(89)	—	95	—	(95)
Deferred income tax valuation allowance (releases) charges	—	(11)	—	11	—	(157)	—	157
Change in fair value of market risk benefits, net	(6)	(1)	—	(5)	(958)	(199)	—	(759)
Changes in fair value of securities used to hedge guaranteed living benefits	16	3	—	13	(30)	(6)	—	(24)
Changes in benefit reserves related to net realized gains (losses)	(6)	(1)	—	(5)	(15)	(3)	—	(12)
Net realized (gains) losses(1)	1,792	381	—	1,411	211	44	—	167
Non-operating litigation reserves and settlements	—	—	—	—	(25)	(5)	—	(20)
Separation costs	245	51	—	194	180	142	—	38
Restructuring and other costs	197	41	—	156	147	31	—	116
Non-recurring costs related to regulatory or accounting changes	18	4	—	14	12	3	—	9
Net (gain) loss on divestiture	(676)	(43)	—	(633)	1	—	—	1
Pension expense - non operating	15	3	—	12	1	—	—	1
Noncontrolling interests	68	—	(68)	—	(320)	—	320	—
Subtotal: Non-Fortitude Re reconciling items	1,663	516	(68)	1,079	(796)	(55)	320	(421)
Total adjustments	2,253	642	(68)	1,543	(7,637)	(1,529)	320	(5,788)
Adjusted pre-tax operating income (loss)/Adjusted after-tax operating income (loss) attributable to Corebridge common shareholders	$3,193	$546	$—	$2,647	$2,854	$483	$—	$2,371
(1)     Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

FOR IMMEDIATE RELEASE
The following table presents Corebridge’s adjusted pre-tax operating income by segment:

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended December 31, 2023
Premiums	$40	$4	$459	$1,921	$19	$—	$2,443
Policy fees	180	102	371	50	—	—	703
Net investment income	1,316	488	325	439	7	(7)	2,568
Net realized gains (losses)(1)	—	—	—	—	(2)	—	(2)
Advisory fee and other income	108	79	9	1	14	—	211
Total adjusted revenues	1,644	673	1,164	2,411	38	(7)	5,923
Policyholder benefits	39	4	736	2,110	—	—	2,889
Interest credited to policyholder account balances	615	299	87	179	—	—	1,180
Amortization of deferred policy acquisition costs	147	20	90	3	—	—	260
Non-deferrable insurance commissions	85	34	28	5	1	—	153
Advisory fee expenses	36	31	—	—	—	—	67
General operating expenses	94	106	144	21	78	—	443
Interest expense	—	—	—	—	136	(3)	133
Total benefits and expenses	1,016	494	1,085	2,318	215	(3)	5,125
Noncontrolling interests	—	—	—	—	22	—	22
Adjusted pre-tax operating income (loss)	$628	$179	$79	$93	$(155)	$(4)	$820

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended December 31, 2022
Premiums	$63	$3	$582	$1,375	$20	$—	$2,043
Policy fees	178	96	397	49	—	—	720
Net investment income	1,064	494	376	289	112	(28)	2,307
Net realized gains (losses)(1)	—	—	—	—	27	—	27
Advisory fee and other income	105	73	27	1	20	—	226
Total adjusted revenues	1,410	666	1,382	1,714	179	(28)	5,323
Policyholder benefits	73	7	866	1,524	—	—	2,470
Interest credited to policyholder account balances	504	288	86	105	—	—	983
Amortization of deferred policy acquisition costs	139	21	100	2	—	—	262
Non-deferrable insurance commissions	86	34	10	5	—	—	135
Advisory fee expenses	35	29	1	—	—	—	65
General operating expenses	108	115	177	18	87	(4)	501
Interest expense	—	—	—	—	186	(22)	164
Total benefits and expenses	945	494	1,240	1,654	273	(26)	4,580
Noncontrolling interests	—	—	—	—	(39)	—	(39)
Adjusted pre-tax operating income (loss)	$465	$172	$142	$60	$(133)	$(2)	$704

FOR IMMEDIATE RELEASE

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Twelve Months Ended December 31, 2023
Premiums	$213	$20	$1,776	$5,607	$78	$—	$7,694
Policy fees	708	406	1,488	195	—	—	2,797
Net investment income	4,908	1,996	1,282	1,586	92	(25)	9,839
Net realized gains (losses)(1)	—	—	—	—	(2)	—	(2)
Advisory fee and other income	426	309	93	2	54	—	884
Total adjusted revenues	6,255	2,731	4,639	7,390	222	(25)	21,212
Policyholder benefits	204	31	2,838	6,298	(3)	—	9,368
Interest credited to policyholder account balances	2,269	1,182	340	600	—	—	4,391
Amortization of deferred policy acquisition costs	572	82	379	9	—	—	1,042
Non-deferrable insurance commissions	355	124	88	19	2	—	588
Advisory fee expenses	141	118	2	—	—	—	261
General operating expenses	402	440	619	85	339	—	1,885
Interest expense	—	—	—	—	569	(17)	552
Total benefits and expenses	3,943	1,977	4,266	7,011	907	(17)	18,087
Noncontrolling interests	—	—	—	—	68	—	68
Adjusted pre-tax operating income (loss)	$2,312	$754	$373	$379	$(617)	$(8)	$3,193

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Twelve Months Ended December 31, 2022
Premiums	$235	$19	$1,864	$2,913	$82	$—	$5,113
Policy fees	741	415	1,564	194	—	—	2,914
Net investment income	3,888	2,000	1,389	1,049	473	(41)	8,758
Net realized gains (losses)(1)	—	—	—	—	170	—	170
Advisory fee and other income	451	305	121	2	121	—	1,000
Total adjusted revenues	5,315	2,739	4,938	4,158	846	(41)	17,955
Policyholder benefits	285	35	3,010	3,404	—	—	6,734
Interest credited to policyholder account balances	1,916	1,147	342	320	—	—	3,725
Amortization of deferred policy acquisition costs	523	80	410	7	—	—	1,020
Non-deferrable insurance commissions	351	123	72	20	2	—	568
Advisory fee expenses	141	124	1	—	—	—	266
General operating expenses	426	447	656	73	384	(2)	1,984
Interest expense	—	—	—	—	535	(51)	484
Total benefits and expenses	3,642	1,956	4,491	3,824	921	(53)	14,781
Noncontrolling interests	—	—	—	—	(320)	—	(320)
Adjusted pre-tax operating income (loss)	$1,673	$783	$447	$334	$(395)	$12	$2,854
(1)    Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments

FOR IMMEDIATE RELEASE
The following table presents a summary of Corebridge's spread income, fee income and underwriting margin:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2023	2022	2023		2022
Individual Retirement
Spread income	$715	$574	$2,694		$2,027
Fee income	288	283	1,134		1,192
Total Individual Retirement	1,003	857	3,828	—	3,219
Group Retirement
Spread income	193	210	828		867
Fee income	181	169	715		720
Total Group Retirement	374	379	1,543	—	1,587
Life Insurance
Underwriting margin	341	430	1,442		1,561
Total Life Insurance	341	430	1,442		1,561
Institutional Markets
Spread income	86	51	355		285
Fee income	16	16	64		63
Underwriting margin	20	17	71		77
Total Institutional Markets	122	84	490		425
Total
Spread income	994	835	3,877		3,179
Fee income	485	468	1,913		1,975
Underwriting margin	361	447	1,513		1,638
Total	$1,840	$1,750	$7,303		$6,792

The following table presents Life Insurance underwriting margin:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2023	2022	2023	2022
Premiums	$459	$582	$1,776	$1,864
Policy fees	371	397	1,488	1,564
Net investment income	325	376	1,282	1,389
Other income	9	27	93	121
Policyholder benefits	(736)	(866)	(2,838)	(3,010)
Interest credited to policyholder account balances	(87)	(86)	(340)	(342)
Less: Impact of annual actuarial assumption update	—	—	(19)	(25)
Underwriting margin	$341	$430	$1,442	$1,561

FOR IMMEDIATE RELEASE
The following table presents Institutional Markets spread income, fee income and underwriting margin:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2023	2022	2023	2022
Premiums	$1,929	$1,384	$5,642	$2,950
Net investment income	404	253	1,446	901
Policyholder benefits	(2,096)	(1,508)	(6,243)	(3,352)
Interest credited to policyholder account balances	(151)	(78)	(490)	(213)
Less: Impact of annual actuarial assumption update	—	—	—	(1)
Spread income(1)	$86	$51	$355	$285
SVW fees	16	16	64	63
Fee income	$16	$16	$64	$63
Premiums	(8)	(9)	(35)	(37)
Policy fees (excluding SVW)	34	33	131	131
Net investment income	35	35	140	143
Other income	1	1	2	2
Policyholder benefits	(14)	(16)	(55)	(52)
Interest credited to policyholder account balances	(28)	(27)	(110)	(107)
Less: Impact of annual actuarial assumption update	—	—	(2)	(3)
Underwriting margin(2)	$20	$17	$71	$77
(1)        Represents spread income from Pension Risk Transfer, Guaranteed Investment Contracts and Structured Settlement products
(2)    Represents underwriting margin from Corporate Markets products, including COLI-BOLI, private placement variable universal life insurance and private placement variable annuity products

The following table presents the reconciliation of dividends to normalized distributions:

At Period End	December 31, 2023	December 31, 2022
(in millions)
Subsidiary dividends paid	$2,027	$1,821
Less: Non-recurring dividends	—	—
Tax sharing payments related to utilization of tax attributes	—	401
Normalized distributions	$2,027	$2,222

FOR IMMEDIATE RELEASE
The following table presents Operating EPS:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per common share data)	2023	2022	2023	2022
GAAP Basis
Numerator for EPS
Net income (loss)	$(1,331)	$(168)	$1,036	$8,479
Less: Net income (loss) attributable to noncontrolling interests	(22)	39	(68)	320
Net income (loss) attributable to Corebridge common shareholders	$(1,309)	$(207)	$1,104	$8,159

Denominator for EPS
Weighted average common shares outstanding - basic(1)	633.0	648.7	643.3	646.1
Dilutive common shares(2)	—	—	1.9	1.3
Weighted average common shares outstanding - diluted	633.0	648.7	645.2	647.4

Income per common share attributable to Corebridge common shareholders
Common stock - basic	$(2.07)	$(0.32)	$1.72	$12.63
Common stock - diluted	$(2.07)	$(0.32)	$1.71	$12.60

Operating Basis
Adjusted after-tax operating income attributable to Corebridge shareholders	$661	$610	$2,647	$2,371
Weighted average common shares outstanding - diluted	635.3	653.1	645.2	647.4
Operating earnings per common share	$1.04	$0.93	$4.10	$3.66
(1)        Includes vested shares under our share-based employee compensation plans
(2)    Potential dilutive common shares include our share-based employee compensation plans

The following table presents the reconciliation of Adjusted Book Value:

At Period End	December 31, 2023	September 30, 2023	December 31, 2022
(in millions, except per share data)
Total Corebridge shareholders' equity (a)	$11,766	$8,366	$9,380
Less: Accumulated other comprehensive income (AOCI)	(13,458)	(19,294)	(16,863)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,332)	(3,439)	(2,806)
Total adjusted book value (b)	$22,892	$24,221	$23,437
Total common shares outstanding (c)(1)	621.7	633.5	645.0
Book value per common share (a/c)	$18.93	$13.21	$14.54
Adjusted book value per common share (b/c)	$36.82	$38.23	$36.34
(1)        Total common shares outstanding are presented net of treasury stock

FOR IMMEDIATE RELEASE
The following table presents the reconciliation of Adjusted ROAE:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, unless otherwise noted)	2023	2022	2023	2022
Actual or annualized net income (loss) attributable to Corebridge shareholders (a)	$(5,236)	$(828)	$1,104	$8,159
Actual or annualized adjusted after-tax operating income attributable to Corebridge shareholders (b)	2,644	2,440	2,647	2,371
Average Corebridge Shareholders’ equity (c)	10,066	8,988	10,326	15,497
Less: Average AOCI	(16,376)	(17,409)	(15,773)	(8,143)
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,886)	(2,879)	(2,702)	(919)
Average Adjusted Book Value (d)	$23,556	$23,518	$23,397	$22,721

Return on Average Equity (a/c)	(52.0)%	(9.2)%	10.7%	52.6%
Adjusted ROAE (b/d)	11.2%	10.4%	11.3%	10.4%

The following table presents a reconciliation of net investment income (net income basis) to net investment income (APTOI basis):

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2023	2022	2023	2022
Net investment income (net income basis)	$3,012	$2,555	$11,078	$9,576
Net investment (income) on Fortitude Re funds withheld assets	(471)	(274)	(1,368)	(891)
Change in fair value of securities used to hedge guaranteed living benefits	(14)	(16)	(55)	(56)
Other adjustments	(6)	(13)	(28)	(50)
Derivative income recorded in net realized gains (losses)	47	55	212	179
Total adjustments	(444)	(248)	(1,239)	(818)
Net investment income (APTOI basis)(1)	$2,568	$2,307	$9,839	$8,758

(1)    Includes net investment income (loss) from Corporate and Other of $0 million and $84 million for the three months ended December 31, 2023 and December 31, 2022, respectively, as well as $92 million and $473 million for the twelve months ended December 31, 2023 and December 31, 2022, respectively

FOR IMMEDIATE RELEASE
The following table presents the premiums and deposits:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2023	2022	2023	2022
Individual Retirement
Premiums	$40	$63	$213	$235
Deposits	5,245	3,764	17,971	14,900
Other(1)	(3)	—	(13)	(15)
Premiums and deposits	5,282	3,827	18,171	15,120
Group Retirement
Premiums	4	3	20	19
Deposits	2,079	2,240	8,063	7,923
Premiums and deposits(2)(3)	2,083	2,243	8,083	7,942
Life Insurance
Premiums	459	582	1,776	1,864
Deposits	408	411	1,583	1,601
Other(1)	236	80	941	771
Premiums and deposits	1,103	1,073	4,300	4,236
Institutional Markets
Premiums	1,921	1,375	5,607	2,913
Deposits	75	169	3,695	1,382
Other(1)	8	7	31	30
Premiums and deposits	2,004	1,551	9,333	4,325
Total
Premiums	2,424	2,023	7,616	5,031
Deposits	7,807	6,584	31,312	25,806
Other(1)	241	87	959	786
Premiums and deposits	$10,472	$8,694	$39,887	$31,623
(1)        Other principally consists of ceded premiums, in order to reflect gross premiums and deposits
(2)    Includes premiums and deposits related to in-plan mutual funds of $741 million and $973 million for the three months ended December 31, 2023 and December 31, 2022, respectively, as well as $3,245 million and $3,476 million for the twelve months ended December 31, 2023 and December 31, 2022, respectively
(3)    Excludes client deposits into advisory and brokerage accounts of $603 million and $414 million for the three months ended December 31, 2023 and December 31, 2022, respectively, as well as $2,381 million and $2,058 million for the twelve months ended December 31, 2023 and December 31, 2022, respectively